UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2022

FUSION PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Canada	001-39344	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

270 Longwood Road South Hamilton, Ontario, Canada, L8P 0A6
(Address of principal executive offices, including zip code)

(289) 799-0891

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common shares, no par value per share	FUSN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 4, 2022, Fusion Pharmaceuticals Inc. (the “Company”) entered into a loan and security agreement (the “Loan Agreement”) with Oxford Finance LLC, as collateral agent and lender (the “Lender”). The Lender has agreed to make available to the Company term loans in an aggregate principal amount of up to $75.0 million under the Loan Agreement. The Company plans to use the proceeds of the term loans for working capital and general corporate purposes. The Loan Agreement provides a term loan commitment of $50.0 million in two potential tranches: (i) a $25.0 million Term A loan facility, with $10.0 million funded on the closing date and the remaining $15.0 million to be funded at the request of the Company on a one-time basis at any time prior to April 4, 2023 and (ii) a $25.0 million Term B loan facility to be funded at the request of the Company, subject to certain conditions being met, no later than June 30, 2023. Both of these term loans have a maturity date of April 1, 2027. The Loan Agreement also provides access to an additional Term C loan facility in the amount of $25.0 million, to be funded at the Lender’s sole discretion.

Borrowings under all three loan facilities bear interest at a floating per annum rate equal to the greater of (i) 8.00% and (ii) the sum of (a) the greater of (x) 1 Month LIBOR Rate and (y) 0.10% plus (b) 7.90%. The Company is permitted to make interest-only payments on any outstanding amount due under the term loans through June 1, 2025, after which time principal will also be repaid based on an amortization schedule.

The Company is obligated to pay a final fee equal to 4.00% of the aggregate amount of the term loans funded, to occur upon the earliest of (i) the maturity date, (ii) the acceleration of the term loans, and (iii) the prepayment of the term loans. The Company has the option to prepay all, but not less than all, of the outstanding principal balance of the term loans under the Loan Agreement. If the Company prepays all or a portion of the term loans prior to the maturity date, it is obligated to pay the Lender a prepayment fee based on a percentage of the outstanding principal balance of the loans, equal to 3% if the payment occurs on or before 12 months after the funding date of the applicable loan, 2% if the prepayment occurs more than 12 months after, but on or before 24 months after, the funding date of the applicable loan, or 1% if the prepayment occurs more than 24 months after, but on or before 36 months after, the funding date of the applicable loan, and no prepayment fee is required thereafter.

The Company’s obligations under the Loan Agreement are collateralized by a first priority security interest in substantially all of its assets.

The Loan Agreement contains customary representations, warranties and covenants and also includes customary events of default, including payment defaults, breaches of covenants, change of control and a material adverse change default. For purposes of making certain investments and entering into certain licenses, the Company is required to maintain cash on hand equal to 9 months (or, after the Term B loans are funded, 12 months) of cash runway. Upon the occurrence of an event of default, a default interest rate of an additional 5.00% per annum may be applied to the outstanding loan balances, and the Lender may declare all outstanding obligations immediately due and payable and exercise all of its rights and remedies as set forth in the Loan Agreement and under applicable law, including, without limitation, termination of its obligations to extend credit to the Company.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the Loan Agreement and the funding of the Term A loan facility, the Company issued to the Lender warrants (the “Initial Warrants”) to purchase an aggregate of 26,110 shares of the Company’s common stock, equal to 2.00% of the initial $10.0 million funded from the Term A loan facility divided by the exercise price of $7.66. The Company is obligated to issue additional warrants (the “Additional Warrants”) to the Lender in the event the remainder of the Term A loan facility, Term B loan facility and/or the Term C loan facility is funded. The Additional Warrants will also be equal to 2.00% of the term loan funded. The Additional Warrants are exercisable at the option of the holder and the exercise price will be the lesser of (a) the 10-day trailing average of the Company’s common stock price, as determined as of the close of business day immediately prior to the funding date of the respective term loan, and (b) the Company’s common stock price, as determined as of the close of business day immediately prior to the funding date of the respective term loan. Each warrant will terminate ten years from the date of its original issuance.

The issuance of the Initial Warrants was exempt from registration under the Securities Act of 1933, as amended, under Section 4(a)(2) thereof as a transaction by an issuer not involving a public offering.

The foregoing description of the terms of the Initial Warrants, Additional Warrants and the Loan Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the warrants and Loan Agreement, copies of which will be filed with the Securities and Exchange Commission as exhibits to the Company’s Quarterly Report on Form 10-Q for the three months ending June 30, 2022.

Item 8.01	Other Events

With the addition of the Term A loan facility, the Company expects its cash, cash equivalents and investments as of December 31, 2021 will enable the Company to fund its operations into the first quarter of 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fusion Pharmaceuticals Inc.

Date: April 4, 2022	By:	/s/ Maria Stahl
Maria Stahl
Chief Legal Officer